EXHIBIT 10.1

             INTELLECTUAL PROPERTY AND TECHNOLOGY PURCHASE AGREEMENT

     This Intellectual Property and Technology Purchase Agreement dated as of April 13, 2009 (the "Agreement") by and among Playtech Software Limited, a company incorporated under the laws of the British Virgin Islands under number ________, the registered office of which is at Trident Chambers, PO Box 146, Road Town, Tortola, British Virgin Islands ("Buyer") and RNG Gaming Ltd., a company incorporated under the laws of Isle of Man, company number 117182C, with its principal place of business at Burleigh Manor, Peel Road, Douglas, Isle of Man, IM1 5EP ("Seller").

WHEREAS, Seller is engaged in developing a multiplayer tournament blackjack software platform (the "Business"); and

WHEREAS, Seller owns the Purchased Assets (as hereinafter defined), and Buyer desires to acquire from Seller, and Seller desires to assign to Buyer, all its right, title and interest in such Purchased Assets upon the terms and subject to the conditions hereinafter set forth; and

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, Seller and Buyer hereby agree as follows:

1.   DEFINITIONS

     The following terms, as used herein, have the following meanings:

     1.1. "AFFILIATE" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person.

     1.2. "ANCILLARY AGREEMENTS" means any and all assignment and transfer documents and agreements which Buyer may request that Seller and its personnel shall execute and deliver, in addition to this Agreement, all as required to give effect to the transactions contemplated hereby.

     1.3. "CONFIDENTIAL INFORMATION" means any proprietary information relating to the subject matter of this Agreement, including but not limited to the Purchased Assets, all copies thereof, and all Intellectual Property in the Purchased Assets, all designs, concepts, customers, franchise, performance, structure, scientific, technical, algorithmic, price, financial, and marketing information whether in written, physical, digitalized, oral or visual form.

     1.4. "ESCROW AGENT" means Abramovich Trust Company Ltd., a company incorporated under the laws of Israel

     1.5. "GOVERNMENTAL AGENCY" means any local, regional, state, foreign or other governmental agency, instrumentality, commission, authority, board or body.

     1.6. "INTELLECTUAL PROPERTY" means and includes all of the following: (A) United States and foreign patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility, model, certificate of invention and design patents, design patent applications, registrations and applications for registrations, (B) copyrights and registrations and applications for registration thereof, (C) computer software, programs, flow charts, programmers' notes, data and documentation, (D) technology, trade secrets and confidential business information, whether patentable or non-patentable and whether or not reduced to practice, know-how, designs, prototypes, enhancements, improvements, works-in-progress, research and development information, and (E) other proprietary rights relating to any of the foregoing (including without limitation remedies against infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions).

     1.7. "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), any trust, any filing or agreement to grant, deposit or file a pledge or financing statement as debtor under applicable law, or any subordination arrangement in favor of another Person.

     1.8. "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, assets, operations, financial condition, results of operations or prospects of a Person.

     1.9. "PERSON" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     1.10. "PURCHASED ASSETS" means, collectively, all of the computer servers and hardware owned by Seller and used by Seller for the Business and all Intellectual Property owned by Seller and used in the Business on the date hereof, and without limiting the generality of the aforesaid
          - as described in SCHEDULE 1.10 hereto, and also including all of the following that are owned by Seller and used in the Business: (i) all of Seller's rights, title and interest in and to the copyrights, copyright registrations, proprietary processes, trade secrets, license rights, specifications, technical manuals and data, drawings, inventions, designs, patents, patent applications, trade names, trademarks, service marks, domain names, URL's, product information and data, know-how and development work-in-progress, software, and other intellectual or intangible property embodied in or pertaining to the Business, whether pending, applied for or issued, whether filed in the United States or in other countries; (ii) all things and intangible assets authored, discovered, developed, made, perfected, improved, designed, engineered, acquired, produced, conceived or first reduced to practice by Seller or any of its employees or agents that are used by Seller in the conduct of the Business or developed by Seller for use in the Business, in any stage of development, including, without limitation, modifications, enhancements, designs, concepts, techniques, methods, ideas, flow charts, coding sheets, notes and all other information relating to the Business; (iii) any and all design and code documentation, all application programmer interface documentation in printed and electronic format, methodologies, processes, trade secrets, copyrights, design information, product information, technology, formulae, routines, engineering specifications, technical manuals and data, drawings, inventions, know-how, techniques, engineering work papers, and notes, development work-in-process, and other proprietary information and materials of any kind used in or derived from all of the above; and
          (iv) all transferable consents, licenses, marketing rights, grants, permits, authorizations and approvals by any Governmental Agency or any other Person, relating to such Intellectual Property. For the avoidance of doubt, the Purchased Assets do not include the cage software, which is only licensed by the Seller.

2.   TRANSFER AND SALE OF PURCHASED ASSETS

     2.1. TRANSFER AND SALE. Upon the terms and subject to the conditions of this Agreement, Buyer agrees to purchase from Seller and Seller agrees to sell, transfer, assign and deliver to Buyer at the Closing (as defined below), free and clear of all Liens, all of its right, title and interest in and to the Purchased Assets.

     2.2. EXCLUDED ASSETS. Except for the Purchased Assets, no other assets of Seller shall be transferred, assigned or purchased pursuant to this Agreement.

     2.3. NO ASSUMPTION OF LIABILITIES. Notwithstanding any provision in this Agreement or any other writing to the contrary, Buyer is not assuming any liability or obligation of Seller or any predecessor owner of all or part of its business, assets or intellectual property, including the Purchased Assets, of whatever nature, whether presently in existence or arising or asserted hereafter, contingent or absolute, whether or not known at the date hereof. All such liabilities and obligations shall be retained by and remain the obligations and liabilities of Seller.

3.   PURCHASE PRICE; ESCROW AND RELEASE FROM ESCROW; REVENUE SHARE

     3.1. In consideration of the acquisition of the Purchased Assets under
          Section 2.1, Buyer agrees to pay to the Seller, subject to the provisions below, the total amount of $250,000 (two hundred and fifty thousand US dollars) (the "Purchase Price"). For the avoidance of doubt, the Purchase Price, together with the revenue share amounts set forth in Section 3.4 below, is the full and final consideration to be paid by the Buyer to the Seller, and such consideration includes any and all taxes (including VAT if applicable), duties and other mandatory payments applicable to this transaction, and, without limiting the generality of the aforesaid, including in Israel.

     3.2. Notwithstanding the above, the amount of $150,000 (one hundred and fifty thousand US dollars) out of the Purchase Price (the "Closing Amount") shall be deemed paid by Buyer to Seller at the Closing by considering such amount as a down-payment made by Seller on behalf of Win Gaming Media, Inc. ("WGMI") , Seller's Affiliate , against future service's payment to be paid by WGMI to Buyer under that certain Software License and Services Agreement dated August 6, 2008, and setting off such amount from such service's payment when payable by WGMI to Buyer. The remaining amount of $100,000 (one hundred thousand US dollars) out of the Purchase Price (the "Escrow Amount") shall be transferred to the Escrow Agent and deposited in escrow (the "Escrow") in accordance with the provisions of this Agreement and the provisions of the Escrow Agreement attached hereto as EXHIBIT 3.2 (the "Escrow Agreement"). It is clarified that the deemed down-payment by Seller on behalf of Win Gaming Media, Inc., and the transfer of the Escrow Amount to the Escrow Agent as described above, shall constitute Buyer's full and complete obligation to pay the Purchase Price to Seller under this Agreement.

     3.3. The Escrow Amount shall, subject to the terms of the Escrow Agreement, remain in escrow until the Buyer has confirmed that the software platform included in the Purchased Assets has been integrated into and modified to fit Buyer's systems (the "Escrow Period"). Buyer shall make its reasonable commercial efforts to cause such integration and modification as quickly as possible after the Closing (as defined below). The Escrow Amount held in Escrow shall be used to satisfy, to the extent possible, any loss, liability, deficiency, damage, expense or cost (including reasonable legal expenses) incurred or paid (collectively "Losses"), which Buyer, its subsidiaries, and each of their respective officers, directors, employees, agents and shareholders ("Protected Parties") may suffer, sustain or become subject to, as a result of (i) any misrepresentation or breach of warranties of Seller contained in this Agreement, the Ancillary Agreements or in any exhibits, schedules, certificates or other documents delivered or to be delivered by or on behalf of Seller, pursuant to the terms of this Agreement or otherwise referenced or incorporated in this Agreement (collectively, the "Related Documents"), (ii) any breach of, or failure to perform, any covenant or agreement of Seller contained in this Agreement or any of the Related Documents, including the full and complete transfer and assignment of the Purchased Assets to Buyer, (iii) if Buyer or any Protected Party is made a defendant in or party to any action or proceeding , judicial or administrative, instituted by any third party
          - also for the liability and the costs and expenses arising out of such actions or proceedings, or (iv) any amount due to Buyer pursuant to this Agreement.

     3.4. In addition to the Purchase Price described above, Buyer shall pay Seller 3% (three percent) of Buyer's Blackjack Revenue (as defined below) each year for the first 3 years, commencing on the Effective Date (as defined below), and 2% (two percent) of Buyer's Blackjack Revenue thereafter (the "Revenue Share Amounts") and without any time limitation. Buyer shall transfer to the Escrow Agent the Revenue Share Amounts in monthly installments, due and payable on the tenth business day of each month with respect to revenues of the preceding month. Seller shall be entitled to audit Buyer's relevant accounting records in order to verify Buyer's Blackjack Revenue once in every 12-month period, upon reasonable advance notice and subject to customary non-disclosure undertakings. Without derogating from the above, Seller shall also be entitled to a quarterly Sales Report (as defined below). Buyer shall not be entitled to sell the Purchased Assets to any third party who would not be bound by the above royalty obligations.

          "Effective Date" means the date in which the Buyer launches full commercial public service of the Black Jack games operated by the Purchased Assets. Should the Buyer choose to launch the said service with a free launch\trial period, the Effective Date shall mean the date in which the Buyer has ended the launch\trial period and begun providing a paid service.

          "Blackjack Revenue" means the payments received by Buyer from Buyer's customers (including licensees) in relation to Blackjack game operated by the Purchased Assets. For the removal of doubt, any other games operated by or otherwise related to the Purchased Assets shall not be deemed Blackjack Revenue herein and shall not entitle Seller to any Revenue Share Amounts or to any other payment or consideration.

          "Sales Report" means a report that shall be given by Buyer to Seller, on a quarterly basis, each report referring to the preceding quarter. The Sales Report shall be given by and no later than one month after the end of the relevant quarter. Each Report shall include all the information regarding Blackjack games operated by the Purchased Asset, and any information regarding Blackjack Revenue during the relevant quarter.

     3.5. Buyer shall be entitled to deduct and withhold from any payment payable pursuant to this Agreement, the amounts required to be deducted and withheld under any provision of local or foreign tax law, with respect to the making of such payment. To the extent that amounts are so withheld and (if applicable) remitted to the appropriate taxing authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the party in respect of whom such deduction and withholding was made.

     3.6. Seller shall be entitled to irrevocably instruct Buyer to make any payment hereunder to WGMI or any other assignee.

4.   CLOSING

     The closing (the "Closing") of the transfer and assignment of the Purchased Assets to the Buyer shall take place at the offices of the Buyer on the date hereof, or at such other time as Buyer and Seller may agree, but in any event within 7 days after the date hereof. Such time and date of Closing are herein referred to as the "Closing Date". At the Closing:

     4.1. Seller shall deliver to Buyer:

          4.1.1. duly executed copies of the unanimous resolutions of its Board of Directors and its shareholders, in the forms attached in
               SCHEDULE 4.1.1A-B;

          4.1.2. all Purchased Assets, pursuant to Buyer's instructions, by providing all relevant documentation and files by CDs, diskettes or any other electronic means, and hard copies of the same, and including, among other things, all documents, data in tangible form and information related to the Purchased Assets, such as source codes, object codes, computer programs, flow charts and related materials, all as shall be required by Buyer, and Seller shall not keep any copies, summaries, or other documents or data in any form containing any of the Purchased Assets;

          4.1.3. possession of all computer servers and hardware and any other tangible assets included in the Purchased Assets;

          4.1.4. deeds, bills of sale, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment as the Buyer may reasonably request as necessary or appropriate to vest in Buyer all right, title and interest in, to and under the Purchased Assets, including, without limitation, duly executed copies of the Ancillary Agreements; and

          4.1.5. a compliance certificate in the form attached hereto as
               SCHEDULE 4.1.5, executed by the Seller's Directors.

     4.2. Buyer shall deliver to Seller:

          4.2.1. a duly executed copy of resolutions of its Board of Directors, in the forms attached in SCHEDULE 4.2.1; and

          4.2.2. a compliance certificate in the form attached hereto as
               SCHEDULE 4.2.2, executed by the Buyer's Directors.

     4.3. Seller, Buyer and the Escrow Agent shall execute and deliver the Escrow Agreement.

     4.4. Buyer shall transfer the Closing Amount to Seller and the Escrow Amount to the Escrow Agent, subject to applicable withholding requirements.

5.   CONDITIONS TO CLOSING.

     5.1. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of Buyer and Seller to consummate the Closing are subject to the satisfaction, or waiver by each of Buyer and Seller respectively, of the following conditions:

          5.1.1. No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or Governmental Agency and be pending.

          5.1.2. No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit or materially alter the consummation of the Closing.

     5.2. CONDITIONS TO OBLIGATIONS OF BUYER. The obligation of Buyer to consummate the Closing is subject to the satisfaction or waiver by Buyer of the following further conditions:

          5.2.1. Seller shall have performed all of its obligations hereunder required to be performed on or prior to the Closing Date, and the representations and warranties of Seller contained in this Agreement or any Ancillary Agreement at the time of their execution and delivery and in any agreement, document, certificate or other writing delivered by Seller pursuant hereto shall be true at and as of the Closing Date, as if made at and as of such date.

          5.2.2. No court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining the effective operation or use by Buyer of the Purchased Assets on or after the Closing Date.

          5.2.3. Buyer shall have received the closing documents listed in
               Section 4 above duly signed, and any others that it may reasonably request, all in form and substance reasonably satisfactory to Buyer.

          5.2.4. Between the date of this Agreement and the Closing Date, there shall not have occurred any change with respect to the business, assets, properties, condition (financial or otherwise), results of operations or prospects of Seller which would result in or would be reasonably likely to have a Material Adverse Effect.

     5.3. CONDITIONS TO OBLIGATION OF SELLER. The obligation of Seller to consummate the Closing is subject to the satisfaction or waiver by Seller of the following further conditions:

          5.3.1. Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, and the representations and warranties of Buyer contained in this Agreement at the time of its execution and delivery and in any certificate or other writing delivered by Buyer pursuant hereto shall be true in all material respects at and as of the Closing Date, as if made at and as of such date.

          5.3.2. Seller shall have received the closing documents listed in
               Section 4 above duly signed, and any other documents that are reasonably required hereunder, all in form and substance reasonably satisfactory to Seller.

6.   REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer that, except as specifically stated in SCHEDULE 6 (the Schedule of Exceptions) attached hereto, on the Closing
     Date:

     6.1. CORPORATE EXISTENCE AND POWER. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the Isle of Man, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     6.2. AUTHORIZATION; EXECUTION AND DELIVERY; NO VIOLATION. The execution, delivery and performance of this Agreement and each of the Ancillary Agreements entered into in connection with the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Seller. This Agreement and each of the Ancillary Agreements entered into in connection with the transactions contemplated hereby have been duly executed and delivered by Seller, constitute the valid and binding obligations of Seller, and are enforceable in accordance with their respective terms. The execution, delivery and performance of this Agreement and each of the Ancillary Agreements entered into in connection with the transactions contemplated hereby by Seller do not and will not violate, conflict with, result in a breach of or constitute a default under or result in the creation of any Lien under (a) the Memorandum or Articles of Association of the Seller, as amended to date, (b) any agreement, contract, license, instrument, lease or other obligation to which the Seller is a party or by which it is bound, (c) any judgment, order, decree, ruling or injunction or (d) any statute, law, regulation or rule of any Governmental Agency applicable to Seller or by which any of its properties or assets or business may be bound.

     6.3. CONSENTS AND APPROVALS. No registration or filings with, notices to, or consent, approval, permit, authorization or action of, any third party (including any Governmental Agency or other Person) is required in connection with the execution and delivery by Seller of this Agreement, the Ancillary Agreements or any other agreement, document and instrument to be executed and delivered by Seller pursuant hereto or in connection with the consummation of the transactions contemplated hereby or thereby.

     6.4. TAXES. There are no unpaid taxes, assessments or public charges of any type or nature whatsoever, due or payable to any state or local government or agency (including, without limitation, any income, social security, unemployment insurance, worker's compensation premiums, withholding, sales, use, excise, franchise and other taxes and charges, any deposits required to be made with respect thereto, and all penalties and interest charges thereon) which are or could become a Lien or charge against or otherwise affect any of the Purchased Assets.

     6.5. LITIGATION. There are no actions, suits, proceedings, citations of any Governmental Authority, claims or investigations instituted and pending, or threatened against or affecting the Seller and involving the Purchased Assets. There is no unsatisfied judgment against Seller which is or could become a Lien upon or affect the Purchased Assets. Seller has no knowledge of any litigation presently pending in a court or other proceeding or governmental action (including those of any taxing authorities) nor has Seller received any service of process for any complaint, temporary restraining order or preliminary or permanent injunction or other notice whatsoever with respect thereto, that could prohibit or interfere with the conveyance by Seller to Buyer of the Purchased Assets.

     6.6. ABSENCE OF UNDISCLOSED LIABILITIES. Seller has no knowledge of any liabilities, claims, or obligations of any nature, whether accrued, absolute, contingent, anticipated, or otherwise, whether due or to become due, that Seller cannot pay when due.

     6.7. ASSUMPTIONS OR GUARANTIES OF INDEBTEDNESS OF OTHER PERSONS. Seller has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable for (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise to invest in the debtor or otherwise to assure the creditor against loss) any indebtedness of any other Person.

     6.8. INTELLECTUAL PROPERTY

          6.8.1. SCHEDULE 1.11 fully, completely and accurately reflects all of the Intellectual Property held by Seller on the date hereof, and no Intellectual Property shall remain with Seller after the Closing.

          6.8.2. Seller is the true, lawful, and sole and exclusive owner of all of the Purchased Assets, and has valid and marketable title to all of the Purchased Assets, free and clear of all Liens. Seller has the absolute and unconditional right, power, authority and capacity to sell, transfer, assign, convey and deliver the Purchased Assets to Buyer free and clear of all Liens. The Purchased Assets are delivered, sold, assigned and transferred to Buyer free and clear of all Liens.

          6.8.3. To the best of the Seller's knowledge The Purchased Assets do not infringe, violate or conflict with any patent, copyright, trade secret or other Intellectual Property of another Person.

          6.8.4. No claims with respect to the Purchased Assets have been asserted or, to the knowledge of Seller, are threatened by any Person, including without limitation, (i) to the effect that the design, development, manufacture, sale, licensing or use of the Purchased Assets or any product as now used, sold or licensed or proposed for use, sale or license by the Seller infringes any copyright, patent, trade secret or other Intellectual Property right of any third party, ((ii) challenging the ownership, validity or effectiveness of any of the Purchased Assets, or
               (iii) that any Person other than the Seller has any ownership or economic interest in any of the Purchased Assets.

          6.8.5. There is no outstanding order, judgment, decree or stipulation binding on Seller, and Seller is not a party to or bound by any agreement, restricting the transfer or sale of any of the Purchased Assets or the use thereof by Buyer after the Closing.

          6.8.6. To the best knowledge of Seller, there is no unauthorized use, infringement or misappropriation of any of the Purchased Assets by any third party, including any employee, former employee, consultant, distributor or customer of Seller.

          6.8.7. There are no outstanding options, licenses, or agreements of any kind relating to the Purchased Assets, nor is the Seller bound by or a party to any options, licenses or agreements of any kind with respect to any of the Purchased Assets or the Intellectual Property therein. The Seller has not granted to or assigned to any other Person any right to manufacture, have manufactured, assemble or sell products or proposed products of the Seller. Seller is not obligated, under contract or by law, to pay any compensation to any third party in respect of the use, transfer or sale of any portion of the Purchased Assets.

          6.8.8. None of the former or present employees, consultants, officers or directors of Seller or any distributor, reseller or customer of Seller, owns, directly or indirectly, or has any other right or interest in, or claim to, in whole or in part, any of the Purchased Assets. Each current and former employee of or consultant to Seller has signed a proprietary information and inventions assignment agreement protecting Seller's rights in the Purchased Assets.

          6.8.9. At no time during the conception of or reduction of any of the Purchased Assets to practice was any developer, inventor or other contributor to the Purchased Assets operating under any grants from any Governmental Agency, performing research sponsored by any Governmental Agency or private source or other obligation with any third party that in each case could adversely affect Seller's rights in the Purchased Assets.

          6.8.10. Seller has taken security measures to protect the confidentiality and value of all the Purchased Assets, which measures are reasonable and customary in the industry in which the Seller operates.

     6.9. SOFTWARE SPECIFICATIONS AND PERFORMANCE. The software included in the Purchased Assets complies in full and performs at all times, in all material respects, with the software specifications and performance criteria set out on SCHEDULE 6.9 attached hereto.

     6.10. COMPLIANCE WITH LAWS. The Seller has all requisite material licenses, permits and certificates from state and local authorities necessary to own, use and sell the Purchased Assets. The Seller is not in violation of, and is not under investigation with respect to, and has not been threatened to be charged with or given notice of any violation of, any law, regulation or ordinance relating to the Purchased Assets.

     6.11. CAPITALIZATION. The shareholders who executed the shareholders resolution delivered to Buyer at the Closing are the sole shareholders of the Seller, on a fully diluted basis. No other Person is entitled to any right to participate in any distribution of assets by the Seller in the event of the liquidation or dissolution of Seller.

     6.12. FINDERS. Seller has not retained any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement.

     6.13. DISCLOSURE. Neither this Agreement nor any other agreement, document, certificate or written or oral statement furnished to Buyer or its counsel by or on behalf of Seller in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact within the knowledge of Seller or any of its executive officers which has not been disclosed herein or in writing by them to Buyer and which has a Material Adverse Effect, or in the future in their reasonable opinion may have a Material Adverse Effect on Buyer or the Purchased Assets.

7.   REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warranties to Seller that:

     7.1. ORGANIZATION AND EXISTENCE. It is a company duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     7.2. CORPORATE AUTHORIZATION. The execution, delivery and performance of this Agreement and each of the Ancillary Agreements to which it is a party and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on its part. This Agreement and the Ancillary Agreements to which it is a party have been duly executed and delivered by it, constitute the valid and binding obligations of it, and are enforceable in accordance with their respective terms. The execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is a party entered into in connection with the transactions contemplated hereby by it do not and will not violate, conflict with, result in a breach of or constitute a default under or result in the creation of any Lien under (a) its Memorandum and Articles of Association, as currently in effect, (b) any judgment, order, decree, ruling or injunction or (c) any statute, law, regulation or rule of any Governmental Agency applicable to it or by which any of its properties or assets or business may be bound.

     7.3. DISCLOSURE OF INFORMATION7.4. Buyer acknowledges that it has received all the information it considered necessary or appropriate for deciding whether to purchase the Purchased Assets. The Buyer further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the Purchased Assets. 7.5.

     7.4. LICENSE BACK OPTION. In addition to the provisions above, Seller (directly or through an Affiliate of Seller) shall have an option to enter with Buyer into a Software License Agreement, by which Buyer grants Seller (or its Affiliate), a non-exclusive license to use the software platform included in the Purchased Assets, for the sole purpose of providing a "Play For Fun" service, in consideration of a revenue share payable to Buyer of fifteen percent (15%) and subject to other customary terms and conditions. In addition, at Seller's request, the parties will enter into good faith negotiations for a license by Buyer to Seller to use any other multiplayer tournament products developed by Buyer on the basis of the software platform included in the Purchased Assets, if any, for "Play For Fun" service.

     7.5. CONSENTS AND APPROVALS. No registration or filings with, notices to, or consent, approval, permit, authorization or action of, any third party (including any Governmental Agency or other Person) is required in connection with the execution and delivery by Buyer of this Agreement, the Ancillary Agreements or any other agreement, document and instrument to be executed and delivered by Buyer pursuant hereto or in connection with

8.   POST CLOSING COVENANTS

     8.1. NON-COMPETE; NON-SOLICITATION. Seller agrees that for a period of four
          (4) full years commencing from the Closing Date, neither it nor any of its Affiliates shall anywhere in the world: (i) participate, assist or otherwise be directly or indirectly involved or concerned, financially or otherwise, as a member, director, consultant, adviser, contractor, principal, agent, manager, beneficiary, partner, associate, trustee, financier or otherwise in any business or activity whose principal focus is on the development, marketing and sale or license of software products or other products or services related to the Business; (ii) interfere or seek to interfere, directly or indirectly, with any relationship between Buyer and any client, customer, employee or supplier of the Business; or (iii) solicit for employment, or hire, any employee or consultant of Buyer. If the foregoing provision shall be held, for any reason, illegal or unenforceable in any respect, the scope of such provision shall be deemed narrowed down so as to make it legal and enforceable under applicable law, and in any event, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement. Seller acknowledges that Buyer may be irreparably harmed by any breach of this Section and that there would be no adequate remedy at law or in damages to compensate Buyer for any such breach. Seller agrees that Buyer shall be entitled to injunctive relief requiring specific performance by Seller of this Section, and Seller consents to the entry thereof.

          For the removal of doubt, nothing in this Agreement shall limit or be deemed to limit in any way, or create any restrictions on, Buyer's full and complete discretion and freedom in using and utilizing the Purchased Assets for any purpose, including for and in all platforms, products and markets, including without limitation the UK market. For the avoidance of doubt, the above covenant shall not prevent Seller and or its shareholders from engaging in any other multi-player games.

     8.2. LIABILITY TO CONTRACTORS. Buyer does not assume any obligation of Seller to any contractor which arose, or relates to any acts or omissions which occurred, on or prior to the date any such Person became a contractor of Buyer or its Affiliates, and Seller shall remain solely and exclusively responsible and liable therefor.

     8.3. BANKRUPTCY EVENT. Following the Closing, Seller undertakes: not to initiate a Bankruptcy Event; to notify Buyer immediately upon the commencement of any Bankruptcy Event or any other event that could lead to a Bankruptcy Event; and to take promptly, at its expense, all measures as are required for preventing, discharging, terminating, removing or achieving a stay of a Bankruptcy Event. In the event that this Agreement or the transfer, assignment and sale of the Purchased Assets to the Buyer shall nonetheless be terminated by a receiver, liquidator, a competent court or any other Person, within the framework of a Bankruptcy Event, then Buyer shall have a right to receive back the Escrow Amount from the Escrow Agent.

9.   CONFIDENTIAL INFORMATION

     9.1. CONFIDENTIAL INFORMATION. Each party represents and warrants that it will: (i) hold Confidential Information in confidence and protect the Confidential Information to the same extent and by the same means it uses to protect the confidentiality of its own proprietary or confidential information that it does not wish to disclose and not less than reasonable means; (ii) not make any use of the Confidential Information, save as provided for under this Agreement; (iii) restrict disclosure of Confidential Information solely to those of its employees or consultants with a need to know, and will advise those of its employees and consultants to whom the Confidential Information is disclosed of their obligations under this Agreement with respect to the Confidential Information and shall be responsible and liable for any breach of confidentiality by such employees or consultants; (iv) return all Confidential Information made available hereunder, including copies thereof, to the disclosing party or will destroy the same (as certified to the disclosing party) at the earlier of the (x) first written request of the disclosing party; or (y) the termination or expiration of this Agreement for any reason whatsoever.

     9.2. EXCLUSION. The obligations of each party under this Agreement will not extend to any information that (i) becomes publicly known by publication or otherwise ceases to be secret or confidential through no act or omission of the receiving party; (ii) is acquired without a confidentiality undertaking by either party from a third party which was not, to the receiving party's best knowledge, under an obligation to the disclosing party not to disclose such information; (iii) has been approved for release by written authorization of the disclosing party; or (iv) has been disclosed pursuant to a duty under applicable law, provided however, that in such an event, as soon as practical after receiving the order or requirement of a court, administrative agency or other governmental body, the receiving party shall give the disclosing party a written notice of such order or requirement and in any event such notice shall be prior to disclosure of such information.

10.  ADDITIONAL COVENANTS OF PARTIES

     10.1. EFFORTS; FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement, including without limitation, with respect to Seller, filing of a report disclosing the content of this Agreement with the U.S. Securities and Exchange Commission, in redacted form and without disclosing the commercial terms hereof. Each party agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to vest in Buyer good and marketable title to the Purchased Assets.

     10.2. CERTAIN FILINGS. Seller shall inform and assist Buyer (a) in determining whether any action by or in respect of, or filing with, any Governmental Agency is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (b) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

11.  MISCELLANEOUS

     11.1. ENTIRE AGREEMENT. This Agreement and the Ancillary Agreements constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof and thereof. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. None of this Agreement and the Ancillary Agreements, nor any provision hereof or thereof, is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     11.2. AMENDMENTS; NO WAIVERS. Any provisions of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by Buyer and Seller. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     11.3. REMEDIES. Each party hereto shall indemnify, defend and hold harmless the other party from and against any direct losses, damages, claims, fines, penalties and expenses (including reasonable attorney's fees) that result from a party's breach of any representation or warranty herein contained.

     11.4. In addition, Win Gaming Media, Inc., will indemnify and hold harmless Playtech, upon demand, from any and all direct and indirect claims , demands, liabilities, damages, costs and expenses (including attorneys fees) that may be cause or incurred by Playtech or any of its officers, employees, directors , affiliates or agents as a result of
          (i) a breach or alleged breach of any representation, warranty or undertaking of the Seller, and (ii) a claim by any third party including without limitation Seller other shareholders that has an actual or potential adverse effect on the full, complete and unencumbered transfer of the full and exclusive ownership rights to Playtech in and to the Purchased Assets at the Asset Purchase Closing (all of the foregoing will be referred to herein as a "Claim"), provided that Playtech gives WGMI written notice of any such Claim and WGMI has the right to participate in the defense of any such Claim at its expense. From the date of written notice from Playtech to WGMI of any such Claim, Playtech will have the right to withhold the amount of any defense costs from any payments due to the Seller under this Agreement

     11.5. EXPENSES. Each Party shall bear its own respective costs and expenses related to this Agreement and the performance of its obligations hereunder, including all of its respective tax consequences.

     11.6. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement, including the representations and warranties herein, may not be assigned by any party other than (i) to an Affiliate; or (ii) to a successor in ownership of all or substantially all of the relevant assets of the assigning party, without the prior written consent of the other party, which consent may not be unreasonably withheld. It is agreed between the parties that Seller may assign its rights and obligations under this Agreement to WGMI by giving notice to Buyer and without obtaining Buyer's consent.

     11.7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of England. All matters relating to the validity, interpretation, implementation and enforcement of this Agreement, and the right, duties and obligations of the parties pursuant hereto, shall be submitted to a single agreed upon arbitrator in London, England, who shall be trained as a solicitor or barrister in England and conduct the proceedings in English. If the parties should fail to agree on the selection of an arbitrator within 14 days of the request for arbitration by any party, any party may apply to the Chairman of the Bar of England and Wales to make the appointment. The arbitrator shall conduct the proceedings in accordance with English substantive law but shall not be bound by procedural or evidentiary provisions of law. The aforesaid notwithstanding, in the event of any emergency a party may apply to the competent court for injunctive relief.

     11.8. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions of this Agreement, and, to that extent, the provisions of this Agreement are intended to be and shall be deemed severable.

     11.9. PUBLICITY. No party shall disclose or publish the existence of this Agreement or any of its terms without the prior written consent of the other party, which may be given in its sole discretion, except in connection with disclosures required of public companies by applicable securities laws, stock exchange regulations or otherwise.

     11.10. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     11.11. NOTICES. All notices, requests and other communications to a party hereunder shall be in writing and shall be sufficiently given if delivered in person, sent by reputable express overnight courier service, or transmitted by facsimile, and shall be given at the addresses set forth above, or at such other address for a party as shall be specified by like notice.

     11.12. ADVISE OF LEGAL COUNSEL. Each party acknowledges and represents that, in executing this Agreement, it has had the opportunity to seek advice as to its legal rights from legal counsel and that the person signing on its behalf has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting or preparation thereof.

     11.13. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have set their hands, and duly authorized this Agreement by their authorized officers as of the day and year first above written.

/s/ Shimon Citron /s/ Haim Tabak
--------------------------------

RNG GAMING LTD.

By: Shimon Citron & Haim Tabak

Title: Directors


/s/ Mor Weizer
--------------------------------

PLAYTECH SOFTWARE LIMITED

By: Mor Weizer

Title: CEO

We the undersigned, being the direct and indirect controlling shareholders of Seller (as defined above), hereby acknowledge, agree and accept the terms of this Agreement, and shall be unconditionally and irrevocably liable, jointly and severally with Seller, for the representations and warranties given by Seller herein and for the full performance of all of Seller's and Seller Affiliates' undertakings and covenants under this Agreement, including without limitation the full and complete sale and transfer of the Purchased Assets to Buyer, and confidentiality and non-compete obligations.


/s/ Shimon Citron /s/ Haim Tabak            /s/ Shimon Citron
--------------------------------            ----------------------
Gaming Ventures PLC                         Win Gaming Media, Inc.
(an Isle of Man corporation)                (a Nevada corporation)

By: Shimon Citron                           By: Shimon Citron
By: Haim Tabak

Title: Directors                            Title: CEO


* EXHIBITS AND SCHEDULES TO EXHIBIT 10.1 HAVE BEEN OMITTED AND WILL BE FILED WITH THE SECURITIES AND EXHCNAGE COMMISSION UPON REQUEST.